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                                                                    EXHIBIT 10.3


                   FINANCIAL ADVISORY AND CONSULTING AGREEMENT
                      WITH NATIONAL SECURITIES CORPORATION

                         NATIONAL SECURITIES CORPORATION
                         875 N. Michigan Ave, Suite 1560
                                Chicago, IL 60611
                            Telephone: (312) 751-8833
                               Fax: (312) 751-0760


         Member Chicago Stock Exchange - Member National Association of
                            Securities Dealers, Inc.


                   FINANCIAL ADVISORY AND CONSULTING AGREEMENT

         This agreement ("Agreement") is made and entered into this 18th day of April, 2002 between Visual Data Corporation, a Florida corporation (the "Company"), and National Securities Corporation (the "Consultant"). For good and valuable consideration (the sufficiency and receipt of which is hereby acknowledged) the Company and National hereto mutually agree and intend to be legally bound for themselves and their respective heirs, legal representatives, successors and assigns to the terms of this Agreement.

         1. PURPOSE. The Company hereby retains the Consultant on a non-exclusive basis during the term specified to render consulting advice to the Company relating to financial and similar matters, upon the terms and conditions as set forth herein.

         2. TERMS AND CONSIDERATION. This Agreement shall be effective for a period of twelve months commencing on the date first written above (the "Engagement Period"). The Company shall issue to Consultant 100,000 shares of common stock of the Company (the "Common Stock"). The Common Stock shall be issued as follows:
                  50,000 shares upon the execution of this agreement; 25,000 shares 90 days from this agreement; 12,500 shares 180 days from this agreement, and 12,500 shares 270 days from this agreement. The Company shall issue to Consultant 200,000 common stock purchase warrants (the "Warrants") exercisable for a period of five (5) years exercisable at 120% of the market price of the common stock at the execution of this agreement. The Warrants shall be issued in four tranches of 50,000 warrants per tranch, as follows: the first tranche shall be issued upon execution of this agreement, the second tranche shall be issued 90 days from the execution of this agreement, the third tranche shall be issued 180 days from the execution of this agreement, and the final tranche shall be issued 270 days from the execution of this agreement. The market price will be determined by the average last five trading days closing price prior to the execution of this agreement. The Company has the right to terminate this Agreement at any time. If the agreement is terminated the





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                  unissued Common Stock and Warrants shall not be issued to
                  Consultant. The Company will file a registration statement for the Common Stock and the common stock underlying the Warrants within 120 days from the execution of this agreement and the Company will use its best efforts to have the registration declared effective 180 days from the execution of this agreement. The Warrants shall provide piggyback registration rights.

         3. DUTIES OF CONSULTANT. During the term of this Agreement, the Consultant will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting advisory services contemplated by this Agreement. In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. lt is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultant shall not be obligated to spend any specific amount of time doing so. The Consultant's duties may include, but not be limited to:

                  A. Providing sponsorship and exposure in connection with the dissemination of corporate information regarding the Company to the investment community at large.

                  B. Assisting in the Company's financial public relations, including discussions between the Company and the financial community.

                  C. Advice regarding the financial structure of the Company and its divisions or subsidiaries or any programs and projects, as such issues relate to the public market for the Company's equity securities.

                  D. Rendering advice with respect to any acquisition program of the Company, as such program relates to the public market for the Company's equity securities.

                  E. Rendering advice regarding the public market for the Company's securities and the timing and structure of any future public offering or private placement of the Company's equity securities.

         4. OPTIONAL SERVICES. At the request of the Company, Consultant shall provide a Valuation Analysis of the Company for a fee of $25,000. At the request of the Company, Consultant shall provide an Industry White Paper for a fee of $15,000. The fee for the Valuation Analysis or Industry White Paper is payable in cash or at the Company's sole discretion in the Company's common stock. The use of these services shall be subject to an additional engagement letter to be executed by the parties hereto at such time as is appropriate.

         5. RELATIONSHIPS WITH OTHERS. The Company acknowledges that the Consultant or its affiliates is in the business of providing financial service and consulting advice (of all types contemplated by this Agreement) to others. Nothing contained herein




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                  shall be construed to limit or restrict the Consultant in
                  conducting such business with respect to others, or in rendering such advise to others. In connection with the rendering of services hereunder, Consultant has been or will be furnished with confidential information concerning the Company including, but not limited to, financial statements and information, cost and expense data, production data, trade secrets, marketing and customer data, and such other information not generally obtained from public or published information or trade sources. Such information shall he deemed "Confidential Material" and, except as specifically provided herein, shall not be disclosed by Consultant without prior written consent of the Company. In the event Consultant is required by applicable law or legal process to disclose any of the Confidential Material, it is agreed that Consultant will deliver to the Company prompt notice of such requirement prior to disclosure of same to permit the Company to seek an appropriate protective order and/or waive compliance of this provision. If, in the absence of a protective order or receipt of written waiver, Consultant is nonetheless, in the written opinion of counsel, compelled to disclose any Confidential Material, Consultant may do so without liability hereunder provided that notice of such prospective disclosure is delivered to the Company prior to actual disclosure. Following the termination of this Agreement, Consultant shall deliver to the Company all Confidential Material.

         6. CONSULTANT'S LIABILITY. In the absence of gross negligence or willful misconduct on the part of National or National's material breach of this Agreement, National shall not be liable to the Company or to any officer, director, employee, agent, representative, stockholder or creditor of the Company for any action or omission of National or any of its officers, directors, employees, agents, representatives or stockholders in the course of, or in connection with, rendering or performing any services hereunder. The liability of National pursuant to this Engagement Letter shall be limited to the aggregate fees received by National hereunder, which shall not include any liability for incidental, consequential or punitive damages. The Company agrees to indemnify National in accordance with the provisions of Annex A hereto, which is incorporated by reference and made a part hereof.

         7. TERMINATION. This Engagement Letter may be terminated at any time during the Engagement Period by National upon five (5) days prior written notice to the Company, in the event that National becomes aware of (i) any change in the business or operations of the Company which National reasonably believes may adversely affect National's ability to render the services contemplated hereunder, (ii) any misrepresentation by the Company with respect to the business operations, assets, condition (financial or otherwise), results of operations or prospects of the Company, or (iii) any breach by the Company of its obligations under this Engagement Letter. In the event of termination (i) this Engagement Letter shall become void, without liability on the part of National or its affiliates, directors, officers or stockholders, and (ii) National shall be entitled to retain or receive compensation for services it has rendered, including payment for expenses it has incurred up to the date of such termination. The Company has the right to terminate this Agreement at any time. If the agreement is terminated the unissued Common Stock and Warrants shall not be issued to Consultant.





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         8.       EXPENSES. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable out-of- pocket expenses incurred in connection with services provided to the Company, subject to prior approval of the Company. All expenses must comply with the policies of the Company.

         9. SALES OR DISTRIBUTIONS OF SECURITIES. If the Consultant assists the Company in the sale or distribution of securities, the Consultant shall receive fees and other forms of compensation as are customarily received by investment bankers in similar transactions. Such public offering or private placement, undertaken by the Consultant on behalf of the Company, shall be subject to an additional engagement letter to be executed by the parties hereto at such time as is appropriate.

         10.      LIMITATION UPON THE USE OF ADVICE AND SERVICES.

                  (a) No person or entity, other than the Company or any of its subsidiaries or directors or officers of each of the foregoing, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice to, or encourage or facilitate the use or reliance upon such advice by others without the prior consent of the Consultant.

                  (b) The Company hereby acknowledges that the Consultant, for services rendered under this Agreement, makes no commitment whatsoever as to recommend or advise its clients to purchase the securities of the Company. Research reports that may be prepared by the Consultant will, when and if prepared, be based solely on the merits, and independent judgment of analysts of the Consultant.

                  (c) The Company hereby acknowledges that the Consultant, for services rendered under this Agreement, makes no commitment whatsoever to make a market in any of the Company's securities, on any stock exchange or in any electronic marketplace. Any decision by Consultant to make a market in any of the Company's securities shall be based solely on the independent judgment of Consultant's traders and related supervisory personnel.

                  (d) Use of the Consultant's name in annual reports or any other report of the Company or releases by the Company must have the prior approval of the Consultant unless the Company is required by law to include Consultant's name in such annual reports, other report or release of the Company, in which event Consultant will be furnished with copies of such annual reports or other reports or releases using Consultant's name in advance of publication by the Company.

         11. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.





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         12. MISCELLANEOUS.

                  (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed if to the Company, addressed to it at Visual Data Corporation, 1291 SW 29th Avenue, Pompano Beach, FL 33069, or if to the Consultant, addressed to it at National Securities Corporation, 875 N. Michigan Ave, Suite 1560, Chicago, IL 60611. Such notice or other communication shall be deemed to be given on the date of receipt.

                  (b) If the Consultant shall cease to do business, the provisions hereof relating to duties of the Consultant and compensation by the Company as it applies to the Consultant shall thereupon cease to be in effect, except for the Company's obligation of payment for services rendered prior thereto. This Agreement shall survive any merger of, acquisition of, or acquisition by the Consultant and after any such merger or acquisition shall be binding upon the Company and the corporation surviving such merger or acquisition.

                  (c) This Agreement embodies the entire Agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

                  (d) This agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

                  (e) This Agreement shall be construed and interpreted in accordance with the laws of the State of Washington, without giving effect to conflicts of laws.

                  (f) There is no relationship of partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

                  (g) This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                                       Visual Data Corporation



                                       By: /s/ Randy Selman
                                           -------------------------------------
                                       Name: Randy Selman
                                       Title: Chairman and CEO


                                       National Securities Corporation


                                       By: /s/ Michael Bresner
                                           -------------------------------------
                                       Name: Michael Bresner
                                       Title: President





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